UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Frebruary 24, 2011

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2011, the Registrant filed a Certificate of Ownership and Merger with the Secretary of State of Delaware to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, Goldsands Development Company, through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which will become effective at 11:59 p.m. on March 31, 2011 (the “Effective Time”), is pursuant to Section 253 of the General Corporation Law of Delaware.  Shareholder approval for this merger was not required under Section 253 of the General Corporation Law of Delaware.  Upon the Effective Time of this merger, the Registrant's name will change to “Goldsands Development Company” and the Registrant's Articles of Incorporation will be amended to reflect this name change.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
2.1	Certificate of Ownership and Merger

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    March 2, 2011